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                Exhibit 11 - Computation of Per Share Earnings



                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES
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                                                                                    Three Months Ended
                                                                                    ------------------
                                                                        March 31, 1996               April 2, 1995
                                                                        --------------               -------------

Weighted average number of
    common shares outstanding                                           49,587,847                      31,332,306
Additional shares deemed
 outstanding for:
   Employee options                                                      3,611,316                       1,018,812
   Director options                                                        111,064                          64,446
   Convertible debt                                                      1,767,273                       2,885,436
                                                                       -----------                     -----------
Primary and fully diluted
 weighted average number of common and
 common share equivalents outstanding                                   55,077,500                      35,301,000
                                                                       ===========                     ===========
Net Income                                                             $ 4,316,754                     $ 1,200,101
Add back of interest expenses attributable to convertible
 debentures deemed converted                                           $    20,927                     $    20,000
                                                                       -----------                     -----------
Net Income attributable to common shares                               $ 4,337,681                     $ 1,220,101
Earnings per share of common
 and common share equivalents                                                $0.08                           $0.03
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